Exhibit 10.2

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”), dated and effective as of September 25, 2012, is between Computer Vision Systems Laboratories, Corp., a Florida corporation (the “Company”), and John P. Rochon (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Company and Indemnitee (the “Parties”) recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, Indemnitee is willing to serve, or continue to serve, as a director or officer of the Company on the condition that Indemnitee be indemnified to the fullest extent permitted by law;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s service to the Company in an effective manner, and Indemnitee’s reliance on the protections afforded by the Company’s Bylaws (the “Bylaws”), and in part to provide Indemnitee with specific contractual assurance that the indemnification will be available to Indemnitee (regardless of, among other things, any amendment to or repeal of the Bylaws, any change in the composition of the Company’s Board of Directors, or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement and, to the extent insurance is maintained, for the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policy or policies;

NOW, THEREFORE, in consideration of the premises and of Indemnitee serving the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the Parties agree as follows:

1.                                      Certain Definitions.  Terms defined in the FBCA (as defined below) that are not otherwise defined in this Agreement have the respective meanings set forth in the FBCA.  In addition to terms otherwise defined, the following terms shall have the following respective meanings:

(a)                                 “Affiliate”:  As to any person, any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person.  For the purposes of this definition, “control,” when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.

(b)                                 “Bylaws”:  The Bylaws of the Company as now in effect and as hereafter amended.

(c)                                  “Change in Control”:  The occurrence of any of the following events:

(i)                                     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding Voting Securities;

(ii)                                  Any change or changes in the composition of the Company’s Board of Directors within a two-year period as a result of which less than a majority of the directors are (A) persons who were directors at the beginning of that two-year period or (B) persons who were elected or nominated for election as directors with the affirmative vote or consent of at least a majority of the incumbent directors at the time of that election or nomination, but not including any person whose election or nomination was or is in connection with an actual or threatened proxy contest regarding the election of the Company’s directors;

(iii)                               The Company is merged or consolidated with another corporation or other entity (other than one or more Permitted Holders or any entity controlled by one or more Permitted Holders) and, as a result of the merger or consolidation, less than seventy-five percent (75%) of the outstanding Voting Securities (if the Company is the surviving corporation) or the outstanding voting securities of the surviving or resulting corporation or other entity, as the case may be, are “beneficially owned” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, immediately after the merger or consolidation by persons who or which beneficially owned the outstanding Voting Securities immediately before the merger or consolidation; or

(iv)                              The Company transfers, sells or otherwise disposes of all or substantially all of its assets to another corporation or other entity which is not an Affiliate of the Company.

(d)                                 “Claim”:  Any threatened, pending or completed action, suit, proceeding or arbitration or other alternative-dispute-resolution proceeding or mechanism, or any appeal of any of the foregoing, or any inquiry or investigation, whether instituted by the Company or any governmental authority or agency or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or arbitration or other alternative-dispute-resolution proceeding or mechanism, whether civil, criminal, administrative, investigative or other (whether or not the claims or allegations therein are groundless, false or fraudulent).

(e)                                  “Expenses”:  Include attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

(f)                                   “FBCA”:  The Florida Business Corporation Act, as amended and in effect from time to time.

(g)                                  “Indemnifiable Amounts”:  Any and all Expenses, damages, judgments, fines, penalties, excise taxes and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, judgments, fines, penalties, excise taxes or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event.

(h)                                 “Indemnifiable Event”:  Any event or occurrence, whether before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise (which request may be written or oral, and which request shall be deemed to have been made if the other enterprise is an entity in which the Company directly or indirectly owns equity interests or other securities having ordinary voting power to elect a majority of the directors or other persons performing similar functions), or by reason of anything done or not done by Indemnitee in any such capacity.

(i)                                     “Independent Legal Counsel”:  An attorney or firm of attorneys, selected in accordance with Section 4, who or which is experienced in matters of corporate law and has not otherwise performed services for the Company or Indemnitee within the five years immediately prior to the date of determination (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under other separate indemnification agreements with the Company).

(j)                                    “Permitted Holders”:  Rochon Capital Partners, Ltd. and its Affiliates.

(k)                                 “Potential Change in Control”:  Shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control, or (iii) the Company’s Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(l)                                     “Reviewing Party”:  Any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(m)                             “Voting Securities”:  Any securities of the Company the holders of which are entitled to vote generally in the election of directors.

2.                                      Basic Indemnification Arrangement; Advancement of Expenses.

(a)                                 If Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of, or arising in part out of, an Indemnifiable Event, the Company shall indemnify Indemnitee as soon as practicable, but in any event no later than 45 days after written demand is presented to the Company, against any and all Indemnifiable Amounts.

(b)                                 If so requested by Indemnitee, the Company shall advance, within five business days of each such request, any and all Expenses relating to any Indemnifiable Event (an “Expense Advance”).  The Company shall, in accordance with the request, pay Expenses on behalf of Indemnitee or, if Indemnitee has already paid Expenses, reimburse Indemnitee for those Expenses.  Subject to the limitations set forth in Sections 2(c) and 2(d), Indemnitee’s right to an Expense Advance under this Section 2(b) shall not be subject to any prior determination, by the Reviewing Party or any other person, that Indemnitee has satisfied any applicable standard of conduct for indemnification.

(c)                                  Notwithstanding the foregoing in this Section 2, before a Change in Control, Indemnitee shall not be entitled to indemnification or Expense Advance pursuant to this Agreement in connection with any Claim initiated by Indemnitee, unless (i) the Company has joined in, or the Company’s Board of Directors has authorized or consented to the initiation of, such Claim (it being understood that any counterclaim or any crossclaim initiated by others will not be deemed “initiated” by Indemnitee for this purpose), or (ii) the Claim is one to enforce Indemnitee’s rights under this Agreement.

(d)                                 Notwithstanding the foregoing in this Section 2, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion in any case in which the Independent Legal Counsel referred to in Section 4 is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(b) or Section 5 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking to repay any advancement of Expenses if it is ultimately determined that Indemnitee is not entitled to indemnification under applicable law); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed).  This undertaking by Indemnitee to repay such Expense Advance shall be unsecured and interest-free.  If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 4.  Indemnitee shall cooperate with the Reviewing Party making a determination regarding Indemnitee’s entitlement to indemnification, including providing to the Reviewing Party upon reasonable request any documentation or information, not privileged or otherwise protected from disclosure, that is reasonably available to Indemnitee and necessary for such determination.  If there has been no determination by the Reviewing Party, or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Parties.

3.                                      Notification and Defense of Claim.

(a)                                 Notice.  After Indemnitee’s receipt of notice of the commencement of any Claim, Indemnitee shall, if a request for indemnification or any Expense Advance in respect thereof is to be made to the Company under this Agreement, promptly give written notice to the Company of the commencement thereof; but the omission so to notify, or a delay in notifying, the Company will not relieve the Company from any liability that it may have to Indemnitee hereunder, except to the extent that such omission or delay results in any forfeiture by the Company of, or any material prejudice to the Company in its, defenses, rights or insurance coverage with respect to such Claim.

(b)                                 Defense.  With respect to any Claim as to which Indemnitee requests indemnification or any Expense Advance, the Company will be entitled to participate in the Claim at its own expense and, to the extent the Company so wishes (except as otherwise provided below), may assume the defense thereof with counsel acceptable to Indemnitee (such acceptance not to be unreasonably withheld, conditioned or delayed).  After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Claim other than as provided below in this Section 3(b).  Indemnitee shall have the right to employ legal counsel in such Claim, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined, based on the written advice of counsel, that there may be a conflict of interest between Indemnitee and the Company in the defense of the Claim, (iii) upon or after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Legal Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases all Expenses of the Claim shall be borne by the Company; provided, that in any case, the Company will not be obligated to bear the Expenses of more than one counsel employed by Indemnitee.  The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in clause (ii) above in this Section 3(b) or under the circumstances provided for in clause (iii) or clause (iv) above in this Section 3(b).

(c)                                  Notice to Insurers.  If, at the time of receipt of any request by Indemnitee for indemnification or any Expense Advance, the Company has directors’ and officers’ liability insurance in effect under which such Claim may be covered, the Company shall give written notice of such Claim to the insurer or insurers in accordance with the applicable policy or policies.  The Company shall provide Indemnitee a copy of such notice and, upon Indemnitee’s request, copies of all subsequent correspondence between the Company and such insurer or insurers regarding such Claim.

(d)                                 Settlement of Claim.  The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Claim effected without the Company’s written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Legal Counsel has approved the settlement.  The Company shall not settle any Claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.

4.                                      Change in Control.  The Company agrees that if there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification payments and Expense Advances under this Agreement or any other agreement or the Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld).  Such Independent Legal Counsel, among other things, shall render its written opinion to the Parties as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

5.                                      Indemnification for Additional Expenses.  The Company shall indemnify Indemnitee against any and all Expenses, and (if requested by Indemnitee) shall advance such Expenses to Indemnitee subject to and in accordance with Section 2(b), which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or an Expense Advance by the Company under this Agreement or any other agreement or the Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, and/or (ii) recovery under any directors’ and officers’ liability insurance policy or policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be.

6.                                      Partial Indemnity, Etc.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim, but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

7.                                      Burden of Proof; Reliance.  In connection with any determination, by the Reviewing Party or otherwise, as to whether Indemnitee is entitled to be indemnified or to contribution hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.  For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company in the course of their duties, or by the Company’s Board of Directors or any of its committees or by any other person (including legal counsel, accountants, consultants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.  In addition, the knowledge or actions, or failures to act, of any director, officer, agent or employee of the Company other than Indemnitee shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

8.                                      No Presumptions.  For purposes of this Agreement, the termination or conclusion of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9.                                      Nonexclusivity, Etc.  The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may now or hereafter have under the Bylaws, the FBCA or otherwise.  To the extent that a change in the FBCA (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Bylaws and this Agreement, it is the intent of the Parties that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

10.                               Liability Insurance.  During Indemnitee’s service as a director or officer of the Company and for at least five years thereafter, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to maintain directors’ and officers’ liability insurance policies providing coverage for Indemnitee.  Upon request, the Company shall provide Indemnitee or Indemnitee’s counsel a copy of all directors’ and officers’ liability insurance policies, declarations, endorsements and other related materials.  In all directors’ and officers’ liability insurance policies maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policies.

11.                               Period of Limitations.  No legal action shall be brought, and no cause of action shall be asserted, by or in the right of the Company against Indemnitee or Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of the occurrence of the events that are the bases of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

12.                               Amendments, Etc.  No modification or amendment of this Agreement shall be binding unless executed in writing by both of the Parties, and no waiver of any right or obligation under this Agreement shall be binding unless executed in writing by the Party granting the waiver.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

13.                               Subrogation.  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

14.                               No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

15.                               Binding Effect, Etc.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee and Indemnitte’s counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or any other enterprise at the Company’s request.

16.                               Interpretation.  The headings of the Sections and subsections of this Agreement are inserted for convenience only, and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation of this Agreement.  In this Agreement, (i) each reference to a “Section” is to a numbered or designated section of this Agreement, unless otherwise stated, (ii) “include” and “including” do not denote or imply any limitation, and (iii) “herein,” “hereunder,” “hereof,” and similar terms are references to this Agreement as a whole and not to any particular provision of this Agreement.

17.                               Specific Performance, Etc.  The Parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law.  Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation or to obtain any such other relief, or any combination of the foregoing, as Indemnitee may elect to pursue (in any case, without the necessity of posting bond or other collateral).

18.                               Notices.  Each request, demand, notice and other communication required or permitted under this Agreement shall be in writing and shall be deemed given and received if delivered by hand, delivered by prepaid courier or sent by postage prepaid certified or registered mail, with return receipt requested, at a Party’s address set forth below such Party’s signature to this Agreement.  A request, demand, notice or other communication so delivered or sent shall be deemed given and received (i) on the date of receipt if so delivered by hand or by courier, and (ii) on the third business day after mailing or on the date or receipt, whichever is earlier, if so sent by mail.  A Party may change such Party’s address for notice by giving the other Party notice of such change in accordance with this Section 18.

19.                               Severability.  The provisions of this Agreement shall be severable so that if any of the provisions hereof (including any provision within a single Section, subsection, clause or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

20.                               Governing Law.  This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

21.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one, and the same, instrument.  Electronic (including facsimile) transmission of any signed original document or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original.  At the request of either Party, the other Party will confirm electronic (including facsimile) transmission by signing a duplicate original document.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first stated above.

COMPUTER VISION SYSTEMS LABORATORIES, CORP.

By:	/s/ John P. Rochon
John P. Rochon
CEO

Address:

2400 Dallas Parkway, Suite 230
Plano, TX 75093
Attention: President

/s/ John P. Rochon
JOHN P. ROCHON

Address:

2400 Dallas Parkway, Suite 230
Plano, TX 75093
Attention: John P. Rochon